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                                                                     EXHIBIT 5.1

                          [King & Spalding Letterhead]

                                  July 12, 2002

United Parcel Service, Inc.
55 Glenlake Parkway, NE
Atlanta, GA 30328

    Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to United Parcel Service, Inc., a Delaware corporation (the "Company"), in connection with the preparation of a shelf registration statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the sale of up to 32,500,000 shares of the Company's class B common stock, par value $0.01 per share (the "Common Stock"), by certain selling shareowners named in the Registration Statement ("Selling Shareowners").

         In so acting, we have reviewed such matters of law and examined such documents, records, agreements and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed.

         This opinion is limited in all respects to the corporate laws of the State of Delaware (which includes the Delaware General Corporation Law, applicable provisions of the Delaware Constitution and reported judicial decisions concerning those laws), and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         Based upon the foregoing, and subject to all of the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Common Stock proposed to be sold by each of the Selling Shareowners has been duly authorized and, when the underwriting or similar agreement for the Common Stock has been duly authorized, executed and delivered by the parties thereto, and the Common Stock has been delivered to and paid for by the purchasers thereof, will be validly issued, fully paid and nonassessable.


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United Parcel Service, Inc.
July 12, 2002
Page 2


         This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in law that occur, which could affect the opinions contained herein.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Validity of Offered Securities" in the Prospectus that is included in the Registration Statement.


                                       Very truly yours,


                                       /s/ King & Spalding
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